UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of
1934

June 15, 1999
(Date of Report)

Commission file number  1-8957

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

           Delaware	91-1292054
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant's telephone number)


ITEM 2.  ACQUISITION OF ASSETS

On June 14, 1999, Alaska Air Group, Inc.'s wholly owned subsidiary, Horizon Air, announced an order for 15 new 70-seat Dash 8 Q400 turboprop aircraft from Bombardier Aerospace, along with an option to acquire 15 more. The ordered aircraft are scheduled to be delivered beginning in August 2000. The value of the order, based on the manufacturer's list price, is approximately $321 million. Horizon Air expects to finance the aircraft with either leases, long-term debt or internally generated cash.

Signature
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         ALASKA AIR GROUP, INC.
Registrant

Date:  June 15, 1999


/s/ Harry G. Lehr
Harry G. Lehr
Senior Vice President/Finance
(Principal Financial Officer)